NON-COMPETITION AGREEMENT


     In consideration of the promises and covenants of Figgie International Inc. ("Figgie" or the "Company") contained in the Amended and Restated Management Agreement between the Executive and Figgie including the possible payment of twenty-four (24) months of severance pay to the Executive under certain circumstances, the Executive hereby agrees that the Executive will not, without the prior written consent of the Company, for a period of two (2) years after his termination of employment from Figgie, directly or indirectly, for himself or for others, in any state of the United States or in any foreign country where Snorkel Division is then conducting business:

     (1)  engage, as an employee,  partner, or sole proprietor,  in any business
          segment  of  any  person  or  entity  which   competes,   directly  or
          indirectly, with the product lines of Snorkel Division; or

     (2) in connection with any product lines of Snorkel Division, render advice, consultation, or services to or otherwise assist any other person or entity which competes, directly or indirectly, with Snorkel Division with respect to such product lines.

For the purposes of this Agreement, employment with the purchaser of the Snorkel Division or the Company subsequent to the Sale of the Business Unit or Sale of the Company, as such terms are defined in the Amended and Restated Management Agreement dated June 9, 1997 between Executive and Figgie, will not constitute competition under this Non-competition Agreement.

     The Executive understands that the foregoing restrictions may limit his ability to engage in certain business pursuits during the period provided for above, but acknowledges that he will receive sufficiently higher compensation, benefits and severance pay from Figgie than he would otherwise receive to justify such restriction. The

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Executive  acknowledges that he understands the effect of the provisions of this
Agreement, that he has had reasonable time to consider the effect of these provisions, and that he was encouraged to and had an opportunity to consult an attorney with respect to these provisions. Figgie and the Executive consider the restrictions contained in this Agreement to be reasonable and necessary. Nevertheless, if any aspect of these restrictions is found to be unreasonable or otherwise unenforceable by a Court of competent jurisdiction, the parties intend for such restrictions to be modified by such Court so as to be reasonable and enforceable and, as so modified by the Court, to be fully enforced.

     IN WITNESS WHEREOF, the Executive has executed this Agreement as of this 9 day of June, 1997.



/s/ Richard A. Solon
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Richard A. Solon